Exhibit 3.29

ARTICLES OF INCORPORATION

OF

CASINO ELECTRONICS, INC.

FILED AT THE REQUEST OF

Oshins, Brown & Singer, Chartered

2915 W, Charleston Blvd, Suite 4

Las Vegas, Nev. 89102

September 30, 1976
(Date)

/s/ Wm. D. Swackhamer
WM. D. SWACKHAMER, SECRETARY OF STATE

(BY) DEPUTY SECRETARY OF STATE

No 3672-76

FILING FEE $ 25.00

 324

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
SEP 30 1976
WM. SWACKHAMER-SECRETARY OF STATE

/s/ WM. Swackhamer
No.3672-76

ARTICLES OF INCORPORATION

OF

CASINO ELECTRONICS, INC.

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the laws of the State of Nevada, and we do hereby certifiy that:

I

The name of this corporation is:

CASINO ELECTRONICS, INC.

II

The principal office and place of business in Nevada of this Corporation shall be located at 2915 West Charleston, Suite 4, Las Vegas, County of Clark, State of Nevada.

Offices for the transaction of any business of the Corporation, and where meetings of the Board of Directors and of the stockholders may be held, may be established and maintained in any other part of the State of Nevada, or in any other state, territory or possession of the United States of America, or in any foreign country.

III

The nature of the business and objects and purposes proposed to be transacted, promoted, or carried on by the corporation are:

(a)      To engage in any lawful activity

IV

The members of the governing board of the corporation

[ILLEGIBLE]

shall be styled Directors, and the number thereof shall NOT BE LESS THAN THREE, except that, in cases where all the shares of the Corporation are owned beneficially and of record by either one or two stockholders, the number of Directors may be less than three but not less than the number of shareholders. Directors need not be shareholders, but shall be of full age and at least or a shall be a citizen of the United States. The names and post office addresses of the first Board of Directors, which shall consist of three (3) persons, and who shall hold office until their successors are duly elected and qualify, are:

NAME	POST OFFICE ADDRESS

Colin Foster	c/o 2915 West Charleston, Suite 4
Las Vegas, Nevada

Leona Foster	c/o 2915 West Charleston, Suite 4
Las Vegas, Nevada

Myrtle A. Hancock	c/o 2915 West Charleston, Suite 4
Las Vegas, Nevada

v

A.       This corporation is authorized to issue 2,500 shares of capital stock of no par value.

B.       Stock of this corporation shall not be subject to assessment.

C.       Shareholders shall have pre-emptive rights.

VI

This corporation shall have perpetual existence.

VII

The names and addresses of the Incorporators signing these Articles of Incorporation are as follows:

NAME	POST OFFICE ADDRESS

Kathe L. Stone	1410 E. St. Louis
Las Vegas, Nevada 89105

Carol A. Caldwell	1420 E. Hialeah Drive
Las Vegas, Nevada 89109

Nancy J. Hall	5087 Orinda Avenue
Las Vegas, Nevada 89120

IN WITNESS WHEREOF, the undersigned Incorporators have executed these Articles of Incorporation this 2nd day of September, 1976.

/s/ Nancy J. Hall

/s/ Carol Caldwell

/s/ Kathe L. Stone

STATE OF NEVADA )
) SS.
COUNTY OF CLARK )

On this 2nd day of September, 1976, before me, the undersigned, a Notary Public in and for the County of Clark, State of Nevada, personally appeared KATHE L. STONE, CAROL CALDWELL, AND NANCY J. HALL, and each for himself, duly acknowledged to me that he is one of the persons named in and who executed the above and foregoing instrument and that he, and each of them, executed the same freely and voluntarily and for the uses and purposes therein mentioned.

/s/ Richard A. Oshins
NOTARY PUBLIC

RICHARD A. OSHINS
Notary Public—State o Nevada
COUNTY OF CLARK
My Commission Expires July 24, 1977

FILED	Filing Fee: $20.00
IN THE OFFICE OF THE	By:	Colin Foster
SECRETARY OF STATE OF THE		2915 W. Charleston Blvd.
STATE OF NEVADA		Las Vegas, Nevada 89102
OCT – 4 1979
WM SWACKHAMER SECRETARY OF STATE
[ILLEGIBLE]
No. 3672-76

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

OF

CASINO ELECTRONICS, INC.

COLIN FOSTER, President of Casino Electronics, Inc., and Colin Foster, (temporary) Secretary of Casino Electronics, Inc., do hereby certify that on the 17th day of May, 1977, the Board of Directors of Casino Electronics, Inc., unanimously passed the following resolution:

RESOLVED, that the Articles of Incorporation of Casino Electronics, Inc., be amended, modified and changed in the following particulars, to-wit:

1.        That Article III thereof be amended as follows:

“The nature of the business and objects and purposes proposed to be transacted, promoted, or carried on by the corporation are:

(a)    To conduct gaming in the State of Nevada in accordance with the laws of the State of Nevada and the United States of America, and to engage in any lawful activity.”

2.        That Article VIII be added thereto, as follows:

“The corporation shall not issue any stock or securities except in accordance with the provisions of the Nevada Gaming Control Act and the Regulations thereunder. The issuance of any stock or securities in violation thereof shall be ineffective and such stock or securities shall be deemed not to be issued and outstanding until (1) the corporation shall cease to be subject to the jurisdiction of the Nevada Gaming Commission, or (2) the Nevada Gaming Commission shall, by affirmative action, validate said issuance or waive any defect in issuance.

“No stock or securities issued by the corporation and no interest, claim or charge therein or thereto shall be transferred in any manner whatsoever except in accordance with the provisions of the Nevada Gaming Control Act and the Regulations thereunder. Any transfer in violation thereof shall be ineffective until (1) the corporation shall cease to be subject to the jurisdiction of the Nevada Gaming Commission, or (2) the Nevada Gaming Commission shall, by affirmative action, validate said transfer or waive any defect in said transfer.

“If the commission at any time determines that a holder of stock or other securities of this corporation is unsuitable to hold such securities, then until such securities are owned by persons found by the commission to be suitable to own them, (a) the corporation shall not be required or permitted to pay any dividend or interest with regard to the securities, (b) the holder of such securities shall not be entitled to vote on any matter as the holder of the securities, and such securities shall not for any purposes be included in the securities of the corporation entitled to vote, and (c) the corporation shall not pay any remuneration in any form to the holder of the securities.”

That all of the stockholders of the corporation, to-wit, Colin Foster and Leona Foster, duly waive notice of a meeting of the stockholders to consider said amendments, and on May 9, 1977, at 2:00 P.M., at 17 West 302 Deerpath Road, Bensenville, Illinois, a special meeting of the shareholders of Casino Electronics, Inc., was held at which time all of the shareholders of said corporation were present, and it was unanimously

RESOLVED, that the amendments of Article III and Article VIII of the Articles of Incorporation proposed to the shareholders by resolution of the Board of Directors, regularly adopted by them on May 17, 1977, be, and the same are, hereby adopted and approved.

IN WITNESS WHEREOF, CASINO ELECTRONICS, INC., has caused this certificate to be signed by COLIN FOSTER, its President, and Colin Foster, its (temporary) Secretary, and its corporate seal to be hereunto affixed, this 11th day of May, 1977.

/s/ Colin Foster
COLIN FOSTER, President

/s/ Colin Foster
Colin Foster, Temporary Secretary

STATE OF ILLINOIS )
) SS.
COUNTY OF DU PAGE )

On the 17TH day of May, 1977, personally appeared before me, a Notary Public in and for said County and State, COLIN FOSTER and Colin Foster, known to me to be the President and (temporary) Secretary, respectively, of the corporation that executed the foregoing instrument, and upon oath each did depose and say that he is the officer of the corporation and that the seal affixed to the instrument is the corporate seal of the corporation; that the signatures to the instrument were made by officers of the corporation as indicated after the signatures; and that the corporation executed the instrument freely and voluntarily and for the uses and purposes therein mentioned.

Witness my hand and official seal,

/s/ [ILLEGIBLE]
NOTARY PUBLIC